Exhibit 10.8
Gomez, Inc.
2005 Stock Incentive Plan
Incentive Stock Option Grant Notice And Agreement
The optionee identified below has been granted the following option to purchase Common Stock of Gomez, Inc. (the “Company”):

Name of Optionee:	«Name»

Number of Shares Subject to Option:	«Options»

Exercise Price Per Share:	$x.xx

Date of Grant:	January 23, 2007

Vesting Commencement Date:	«VCD»
By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Gomez, Inc. 2005 Stock Incentive Plan and the Incentive Stock Option Agreement which is attached to and made a part of this document.
By your signature below, you further agree that there are no outstanding and unfulfilled promises, commitments or expectations, written or otherwise, regarding current or future equity incentives to be issued to you by the Company.
This Incentive Stock Option Grant Notice and the attached Incentive Stock Option Agreement must signed by the optionee and an authorized representative of the Company.

OPTIONEE:	Gomez, Inc.

By:
(Signature)
Title:

GOMEZ, INC.
Incentive Stock Option Agreement
     Gomez, Inc., a Delaware corporation (the “Company”), hereby grants to the optionee (the “Employee”), as of the grant date written on the Incentive Stock Option Grant Notice and Agreement (the “Notice”), an option to purchase all or any part of an aggregate of the number of shares of Common Stock, $.001 par value (the “Common Stock”) set forth in the Notice (the Shares”), on the terms and conditions and subject to all the limitations set forth herein and in the Company’s 2005 Stock Incentive Plan (the “Plan”).
     1. Grant Under 2005 Stock Incentive Plan. This option is granted pursuant to and is governed by the Plan and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan.
     2. Grant as Incentive Stock Option; Other Options. This option is intended to qualify as an incentive stock option under Section 422(b) of the Internal Revenue Code of 1986 (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company. A duplicate original of this instrument shall not effect the grant of another option.
     3. Vesting.
          (a) Vesting if Employment Continues. If the Employee has continued to be employed by the Company on the applicable dates, the Employee may exercise this option for the following number of Shares: (a) as to one-quarter (1/4) of the Shares, on the first anniversary of the Vesting Commencement Date, as identified in the Notice; and (b) as to the remaining three-quarters (3/4) of the Shares, in 12 quarterly installments beginning on the first day of the first quarter following the first anniversary of the Vesting Commencement Date, as provided in the Notice. The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised on or before ten years from date hereof (the “Scheduled Expiration Date”). All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.
          (b) Accelerated Vesting Due to Change of Control Event.
               (i) In the event a Change of Control Event (as defined below) that is not a Private Transaction (as defined below) occurs prior to the first anniversary of the Vesting Commencement Date while the Employee is employed with the Company, then the number of Shares equal to the product of (x) the number of full months that the Employee has been employed by the Company divided by forty-eight, and (y) the total number of Shares shall, immediately prior to the closing of the Change of Control Event, become vested. If, pursuant to Paragraph 13(B)(i) of the Plan, the Company or the Successor Board makes appropriate provisions for the continuation of outstanding options issued by the Company, then the Employee’s remaining unvested options will continue to vest after the closing of the Change of Control Event at the same rate and on the same vesting dates as set forth above in Article 3(a), provided that the Employee continuously maintains employment with the Company or its successor through the applicable vesting dates.
               (ii) In the event (1) a Change of Control Event that is not a Private Transaction occurs on or after the first anniversary of the Vesting Commencement Date while the Employee is employed with the Company and (2) the Employee is terminated on or prior to the six month anniversary date of the consummation of the Change of Control Event either by (x) the Employee for Good Reason or (y) the Company (or the entity surviving the Change of Control Event if, pursuant to Paragraph 13(B)(i) of the Plan, the Company or the Successor Board makes appropriate provisions for the continuation of outstanding options issued by the Company prior to the Change of Control Event) for reason(s) other than Misconduct (as defined below) and (3) the Employee has options to purchase Shares still subject to vesting, then one-half of the then number of unvested Shares shall, immediately upon such termination, become vested and the repurchase provisions of Section 19 in this Agreement applicable to the Shares issued upon exercise of such accelerated options shall lapse.
     “Change of Control Event” means (1) a merger or consolidation of the Company into or with any other person or persons who are not affiliates of the Company following which more than 50% of the voting power of the surviving entity is held, directly or indirectly, by persons who were not stockholders of the Company or affiliates thereof prior to the consummation of such transaction or (2) a single transaction or a series of transactions pursuant to which a person or persons who are not affiliates of the Company prior to such transaction or transactions acquire either of the following: (i) capital stock of the Company possessing the voting power to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock), except that any acquisition of securities directly from the Company shall be disregarded for purposes of this clause (i); or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.
     “Private Transaction” means any Change of Control Event where the consideration received or retained by the holders of the then outstanding capital stock of the Company does not consist of (i) cash or cash equivalent consideration, (ii) securities which are registered under the Securities Act of 1933, as amended (the “Act”) and/or (iii) securities for which the Company or any other issuer thereof has agreed, including pursuant to a demand, to file a registration statement within ninety (90) days of completion of the transaction for resale to the public pursuant to the Act.
     “Good Reason” means any one or more of the following: (i) any material diminution in the Employee’s functions, duties, or responsibilities from and after a Change of Control Event, (ii) any material reduction in the cash compensation payable to the Employee from and after a Change of Control Event, other than as part of a salary reduction program among multiple employees, or (iii) a change of more than 50 miles in the Employee’s permanent workplace without the Employee’s consent.
     “Misconduct” means any one or more of the following: (i) the commission of an act of embezzlement, fraud or dishonesty, (ii) the deliberate disregard of the rules or policies of the Company which results in material loss, damage or injury to the Company, whether directly or indirectly, (iii) the unauthorized disclosure of any trade secret or confidential information of the Company, (iv) the breach by the Employee of any agreement with the Company, including without limitation any noncompetition agreement between the Employee and the Company, or (v) the willful failure by the Employee to perform such Employee’s material responsibilities to the Company. In making such determination, the Board shall act fairly and in good faith.
          (c) Parachute Payments. If, in connection with an acceleration of unvested options pursuant to Article 3(b) above, a tax under Section 4999 of the Code would be imposed on the Employee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), and the Employee, on an after-tax basis (taking into account such tax) would receive greater net compensation by not having any or all of such Stock Rights accelerate, then at the discretion of the Committee, the number of Shares of the Employee which shall become immediately vested as provided in Article 3(b) above may be reduced (or delayed), to the extent necessary to maximize such net compensation. For purposes of determining “net compensation”, the amount of compensation considered to be realized by the Employee as a result of such acceleration shall be determined in accordance with the principles set forth in the Treasury Regulations under Section 280G of the Code for determining the amount of any “parachute payment” resulting from the acceleration of vesting of restricted stock, a stock option or any other unvested stock right.
     4. Termination of Employment. Subject to the provisions of Article 18, if the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Article 5, no further installments of this option shall become exercisable following the date of such cessation of employment and this option shall terminate after the passage of 30 days from the date employment ceases, but in no event later than the Scheduled Expiration Date. In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this option.
     5. Death; Disability. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent of the number of Shares with respect to which the Employee could have exercised it on the date of the Employee’s death, by the Employee’s estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10, at any time within one (1) year after the date of death, but not later than the Scheduled Expiration Date. If the Employee ceases to be employed by the Company by reason of the Employee’s “disability” (as defined in the Plan), this option may be exercised, to the extent of the number of Shares with respect to which the Employee could have exercised it on the date of the termination of the Employee’s employment, at any time within one (1) year after such termination, but not later than the Scheduled Expiration Date. At the expiration of such one year period or the Scheduled Expiration Date, whichever is earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.
     6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.
     7. Payment of Price. The option price is payable in United States dollars and may be paid either (i) in cash, (ii) by check, (iii) if the Company so agrees in writing, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (iv) if the Company so agrees in writing, by any combination of the foregoing, equal in amount to the option price.
     8. Agreement to Purchase for Investment. By acceptance of this option, the Employee agrees that a purchase of Shares under this option will not be made with a view to their distribution, as that term is used in the Act, and that the Employee will not sell, transfer, pledge or otherwise dispose of such Shares unless in the opinion of counsel to the Company such sale, transfer, pledge or other disposition is in compliance with or exempt from the registration and prospectus requirements of the Act. Furthermore, the Employee agrees to sign a certificate to the foregoing effect at the time of exercising this option and agrees that the certificate for the Shares so purchased may be inscribed with a legend to ensure compliance with this Article 8, and the Act, as well as with Article 10, Article 17, Article 19 and Article 20, which legend may be substantially in the following form or in such other form as may be satisfactory to the Company:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM.
ANY SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF A CERTAIN INCENTIVE STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE EMPLOYEE (AS DEFINED IN SUCH AGREEMENT) CONTAINING PROVISIONS RELATING, INTER-ALIA, TO RESTRICTIONS ON TRANSFER, DRAG-ALONG RIGHTS AND RIGHTS OF REPURCHASE. A COPY OF SAID AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.
     9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. If the method of payment for the Shares is described in paragraph (i), (ii) or (iv) of Article 7, such notice shall be accompanied by payment of the full purchase price of such Shares. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received. The certificate or certificates for the Shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option. All Shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.
     10. Transfer Restrictions.
          (a) Restriction on Transfer/Exercise of Option. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime only the Employee can exercise this option.
          (b) Restriction on Transfer of Shares.
     (i) The Employee may not sell, assign, transfer or otherwise dispose of any Shares at any time prior to the effective date of an Initial Public Offering (as defined in, and further subject to, the provisions of Article 20), except:
          (A) with the prior written consent of and subject to such conditions as may be imposed by the Board;
          (B) if the Employee is then party to, and the Shares are then subject to, the restrictions set forth in the Fourth Amended and Restated Investor Rights Agreement, by and among the Company and the several stockholder parties thereto from time to time (as the same may be amended, restated or otherwise modified from time to time, the “Investor Rights Agreement”), in accordance with the Investor Rights Agreement, provided that (I) any sale, assignment or transfer of Shares that are “Residual Shares” (as defined in Section 3.1(c) of the Investor Rights Agreement) shall be pursuant to the following Article 10(b)(ii) through (v) and (II) the transferee of such Shares agrees in writing to assume the obligations of and be bound by the terms and conditions of this Agreement, including, without limitation, Article 19, and the Investor Rights Agreement;
          (C) if the Employee is not then party to the Investor Rights Agreement or the Shares are not then subject to the restrictions set forth therein,

(x) pursuant to the following Article 10(b)(ii) through (v) or (y) pursuant to Article 17 or Article 19; or
          (D) by will or by the laws of descent and distribution, but only if the transferee of such Shares agrees in writing to assume the obligations of and be bound by the terms and conditions of this Agreement, including, without limitation, Article 19 and, if applicable, the Investor Rights Agreement.
     (ii) Company Right of First Refusal. If the Employee proposes to sell, transfer or otherwise dispose of any Shares, or of any interest in such Shares, now or hereafter owned by the Employee, to any person, whether voluntarily or by operation of law, other than pursuant to Article 10(b)(i)(A), (B), (C)(y) or (D) of this Agreement, the Employee shall first provide written notice (the “Offer Notice”) to the Company, which notice must specify: (A) the name and address of the party to which the Employee proposes to sell, transfer or otherwise dispose of the Shares or an interest in the Shares (the “Offeror”), (B) the number of Shares the Employee proposes to sell, transfer or otherwise dispose of (the “Offered Shares”), (C) the consideration per share which the Employee is seeking for the proposed sale, transfer or disposition, and (D) all other material terms and conditions of the proposed transaction, all of which must be bona fide. The Company shall have the option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Offer Notice (the “Company Option”). If the Company wishes to exercise such option, it must do so by giving written notice thereof to the Employee no later than 20 days after the Offer Notice is given to the Company (the “Option Period”). The closing of such purchase shall take place at the offices of the Company on the date five business days after the expiration of the Option Period. Notwithstanding the foregoing, if there is any dispute with respect to Fair Market Value (defined below) and the provisions of the following Section 10(b)(iv) are invoked, the closing shall take place, as applicable, five business days after the determination of Fair Market Value in accordance with Section 10(b)(iv).
     (iii) To the extent the Company does not fully exercise the Company Option within the Option Period, then the Employee shall consummate the sale of the Offered Shares not purchased by the Company (such Shares are the “Remaining Shares”) in accordance with all material terms and conditions of the proposed transaction set forth in the Offer Notice, at any time on or prior to 60 days after the expiration of the Option Period. If the Employee is unable to so consummate such sale of the Remaining Shares within such 60 day period, the Remaining Shares may not be sold by the Employee (other than in accordance with Section 10(b)(i)(A), (B), (C)(y) or (D)) without the giving of a new Offer Notice and the compliance by the Employee with all the conditions and procedures in the Sections 10(b)(ii) through (v) hereof with respect to such proposed sale.
     (iv) To the extent that the consideration per share proposed by the Offeror for the Offered Shares consists of property other than cash or a promissory note, the consideration required to be paid by the Company in exercising the Company Option may consist of cash per share equal to the Fair Market Value of such property. For the purposes of this Section 10(b), the “Fair Market Value” of such property shall be determined by agreement of the Employee and the Company (the “Transaction Parties”) within 20 days after the termination of the Option Period, or, failing such agreement, the Fair Market Value shall be determined by appraisal as follows:
(A) if the Transaction Parties agree upon an appraiser within such 20 day period, then such appraiser’s appraisal shall govern; or
(B) failing an agreement pursuant to the foregoing clause (A), then, within 15 days after the lapse of such 20-day period, each of the Transaction Parties, by notice to the other, shall appoint one appraiser who shall be experienced in the appraisal of the type of property to be appraised, and then the two appraisers shall select a third appraiser whose appraisal shall govern; or
(C) if either Transaction Party fails to appoint an appraiser as provided in the foregoing clause (B), then the appraisal by the appraiser appointed by the Transaction Party which does appoint an appraiser shall govern.
     All appraisal reports shall be rendered in writing and shall be signed by the governing appraiser, and the Transaction Parties shall use reasonable efforts to cause such appraiser to render its appraisal report within 20 days after the date of its appointment. The costs of the appraisal shall be shared equally between the Transaction Parties.
     (v) Unless otherwise agreed to in writing by the Company, after any sale, assignment, transfer or disposition of Shares hereunder, such Shares and the transferee thereof shall continue to be subject to Articles 10, 17, 19 and 20 hereof with respect to such Shares to the same extent as the Employee would have been in the absence of such sale, assignment, transfer or disposition. In addition, the Company may require, as a condition to effectuating any such sale, assignment, transfer or disposition of Shares, that such transferee agree in writing, in form acceptable to the Company, that such Shares shall continue to be subject to Articles 10, 17, 19 and 20 hereof.
     11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.
     12. No Obligation to Continue Employment. The Company and any Related Corporation (as defined in the Plan) are not by the Plan or this option agreement obligated to continue the Employee in employment.
     13. No Rights as Stockholder until Exercise. The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.
     14. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits, mergers and sales of the Company’s stock or assets. Without limiting the applicability of Article 1, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable to this Incentive Stock Option Agreement and are incorporated herein by reference. In general, the Employee should not assume that options necessarily would survive an acquisition of the Company. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, employment by the Company includes employment by a Related Corporation as defined in the Plan.
     15. Early Disposition. Without limiting the generality of Articles 8 and 10, the Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition (as defined below) of any Common Stock received pursuant to the exercise of this option. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the Employee was granted this option or (b) one year after the date the Employee acquired Common Stock by exercising this option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Employee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Employee acknowledges that the Employee will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if the Employee makes a Disqualifying Disposition of the stock received on exercise of this option.
     16. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition of Common Stock received by the Employee on exercise of this option, the Employee hereby agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option (as defined in the Plan), the Employee hereby agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee’s exercise of such Non-Qualified Option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Employee (or other person or persons) on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages sufficient to satisfy the Company’s withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld and that the Company may decline to issue the Shares issuable upon exercise of the Option hereunder until provision satisfactory to the Company for such reimbursement has been made.

     17. Drag Along Right.
          (a) Exercise of Right. If one or more persons who own in the aggregate 51% or more of the then outstanding shares of Common Stock (including Common Stock issuable upon conversion of outstanding preferred stock) of the Company (the “Majority Holders”) shall obtain from an offeror (the “Offeror”) a bona fide arms’ length offer for a Change of Control Event, the Majority Holders shall have the right to require, by written notice (the “Drag Along Notice”), to any person who holds Shares pursuant to this Agreement (the “Notice Recipient”) to cause all of the Shares acquired under this option to be transferred to the Offeror, at the same per share purchase price (determined on an as-converted basis for preferred stock but giving effect, however, to any liquidation preferences to which holders of such preferred stock may be entitled) and payable in the same form of consideration as is being paid in respect of the Common Stock being sold by the Majority Holders. If the sale to the Offeror has not occurred within 180 days following the date of the Drag Along Notice, the Notice Recipient shall be released from the Employee’s obligation under the Drag Along Notice, and it shall be necessary for a new and separate Drag Along Notice to be furnished and the terms and provisions of this Article 17 to be separately complied with in order to consummate such a sale pursuant to this Article 17, unless the failure to complete such sale resulted from any failure by the Notice Recipient. Each Notice Recipient shall take or cause to be taken all such actions as may be reasonably requested in order to consummate a sale pursuant to this Article 17 expeditiously.
          (b) Voting; Proxies. Each Notice Recipient further agrees to vote, or grant proxies to vote, all of the Notice Recipient’s Shares of capital stock of the Company in favor of any Change of Control Event that is approved by the Majority Holders, provided that the price per share and form of consideration paid in respect of the Shares held by the Notice Recipient is the same as is paid with respect to other holders of Common Stock (determined on an as-converted basis for preferred stock but giving effect, however, to any liquidation preferences to which holders of such preferred stock may be entitled).
          (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares, or the like, the provisions contained in this Article 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of the Employee’s ownership of, Shares.
          (d) Failure to Deliver Shares. If the Notice Recipient fails or refuses to deliver on a timely basis duly endorsed certificates representing Shares to be sold pursuant to this Article 17, the Offeror shall have the right to deposit the purchase price for the Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Notice Recipient, whereupon such Shares shall be deemed to have been purchased by the Offeror and such purchase shall be duly noted upon the books and records of the Company and all the Notice Recipient’s rights in and to such Shares shall be terminated. All such monies shall be held by the bank or trust company for the benefit of the Notice Recipient. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the

Company on demand, and the Notice Recipient shall thereafter look only to the Company for payment.
          (e) Expiration of Drag Along Right. The drag along right set forth above shall remain in effect until the effective date of the Company’s Initial Public Offering (as defined in Article 20).
          (f) Investor Rights Agreement. Notwithstanding the foregoing, if the Employee is then party to and the Shares are then subject to the drag along right set forth in the Investor Rights Agreement, then the Employee shall be bound by the “drag along” provision set forth in the Investor Rights Agreement in lieu of this Section 17.
     18. No Exercise of Option if Act of Misconduct Occurs. If there shall be made a determination of past or present Misconduct on the part of the Employee, this option shall terminate on the date of such determination and shall thereupon not be exercisable to any extent whatsoever.
     19. Company’s Right of Repurchase.
          (a) Exercise of Right. Upon the termination of the Employee’s employment with the Company, at any time during the one hundred eighty (180) day period after the later of the effective date of such termination and the date that the Company receives notice of such termination (the “Repurchase Period”), the Company shall have the option, but not the obligation, to repurchase all or any of the Shares acquired by the Employee upon exercise of this option, from the Employee, or the Employee’s legal representatives, successors, assigns or transferees, as the case may be (the “Repurchase Option”). The Repurchase Option shall be exercised by the Company by giving the Employee, or the Employee’s legal representative, written notice of its intention to exercise the Repurchase Option and the effective date of such repurchase, which shall not be after the expiration of the Repurchase Period (the “Exercise Notice”). If a determination of Misconduct is made by the Board pursuant to Article 18, regardless of whether the Employee was terminated for such Misconduct, then the price to be paid for the Shares by the Company under the Repurchase Option shall be the option price of the Shares paid by the Employee. If there is no determination of Misconduct, then such price shall be the greater of (i) the option price of the Shares paid by the Employee and (ii) the fair market value of the Shares on the date of the Exercise Notice, as determined by Paragraph 6(C) of the Plan. The applicable price shall be paid by the Company to the Employee, or the Employee’s legal representative, in four (4) equal semi-annual installments with the first such installment due six (6) months from the effective date of exercise of the Repurchase Option. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the Shares either within or without the Company. No later than the effective date set forth in the Exercise Notice, the Employee, or the Employee’s legal representative, shall deliver to the Company the stock certificate or certificates representing the Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.
     If Shares are not purchased under the Repurchase Option, the Employee and the Employee’s successor in interest, if any, will hold any such Shares in the Employee’s possession subject to all of the provisions of this Agreement.

          (b) Failure to Deliver Shares. If the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing the Shares to be repurchased by the Company or its nominee(s) pursuant to this Article 19, the Company shall have the right to deposit the purchase price for such Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts, giving notice of such deposit to the Employee, whereupon such Shares shall be deemed to have been purchased by the Company and such purchase shall be duly noted upon the books and records of the Company and all Employee’s rights in and to such Shares shall be terminated. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment; provided further that the Company shall have and may exercise any and all other rights under law with respect to recovery by the Company of such Shares or any proceeds thereof. The Company shall have the right to recover all costs and expenses suffered by the Company arising from Employee’s failure to deliver the Shares under this Article 19, including reasonable legal counsel fees and costs, and other expenses.
     20. Lock-up Agreement. The Employee agrees that the Employee will not, for a period of at least 180 days following the effective date of the Company’s initial or any other distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission (such initial distribution referred to as the “Initial Public Offering” and any other such distribution referred to as a “Public Offering”), directly or indirectly, sell, pledge, hypothecate, transfer, offer to sell or otherwise dispose of the Company’s securities other than any securities which are included in such Initial Public Offering or a Public Offering. If the managing underwriter of any Initial Public Offering or a Public Offering determines that a shorter time period is appropriate, the aforementioned 180 day period may be shortened consistent with the requirements of such managing underwriter. If the managing underwriter of any Initial Public Offering or a Public Offering determines that a longer time period is appropriate and the officers and directors of the Company are subject to such longer time period, the aforementioned 180 day period may be lengthened consistent with the requirements of such managing underwriter.
     21. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Company’s 2005 Stock Incentive Plan.
     22. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

This Incentive Stock Option Agreement and the attached Incentive Stock Option Grant Notice must signed by the optionee and an authorized representative of the Company.

Optionee:	Gomez, Inc.

By:
(Signature)

Name:	«Name»	Title: